UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Letter of Intent

On April 25, 2018, Comstock Resources, Inc., a Nevada corporation (the “Company”) entered into a Letter of Intent (the “Letter of Intent”) with Arkoma Drilling L.P. and Williston Drilling, L.P. (collectively,  "Arkoma"), pursuant to which Comstock would acquire interests in certain oil and gas properties located in North Dakota from Arkoma in exchange for common stock of the Company.

Pursuant to the terms of the Letter of Intent, Comstock is acquiring the properties for $620 million.  Arkoma will receive approximately 88.6 million newly issued shares of Comstock common stock based on an agreed upon share price of $7.00 per share.  Upon completion of the transaction, Arkoma will own approximately 84% of the Company's pro forma outstanding shares.  The acquisition is subject to the parties entering into a definitive purchase agreement, which will be subject to a number of closing conditions, including the approval of the issuance of the common stock by the Company's stockholders.  The Company expects to enter into a purchase agreement within the next several weeks and will seek stockholder approval for the transaction as soon as practicable thereafter.  The effective date of the acquisition of the properties will be April 1, 2018.

Refinancing Plans

On April 26, 2018, the Company issued a press release announcing that it had entered into the Letter of Intent and its revised refinancing plans for the Company's outstanding indebtedness. A copy of this press release is attached hereto as Exhibit 99.1.

Withdrawal of Tender Offers

On April 26, 2018, the Company issued a press release announcing that it has withdrawn the previously announced offers to purchase (the "Tender Offers") for any and all of its outstanding Senior Secured Toggle Notes due 2020 (the "First Lien Notes"), 7 3⁄4% Convertible Secured PIK Notes due 2019 (the "2019 Notes") and 9 1⁄2% Convertible Secured PIK Notes due 2020 (the "2020 Notes", and together with the 2019 Notes, the "Convertible Notes", and the Convertible Notes, together with the First Lien Notes, the "Notes").  No Notes were purchased by the Company in the Tender Offers, and all Notes previously tendered and not withdrawn will be promptly returned. A copy of this press release is attached hereto as Exhibit 99.2.

The foregoing description and the other information in this Current Report on Form 8-K is included in this report solely for informational purposes. The information reported in this Item 8.01, including the materials attached as Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1	Press Release dated April 26, 2018 announcing Investment by Jerry Jones and New Comprehensive Financing Plans
Exhibit 99.2	Press Release dated April 26, 2018 announcing Withdrawal of Tender Offers for Outstanding Secured Notes

Forward-Looking Statements

This communication contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving Arkoma and the Company.  The proposed transactions will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a definitive proxy statement.  However, such documents are not currently available.  This communication does not constitute a solicitation of any vote or approval.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free of charge the proxy statement (when available) and other documents filed with the SEC at the SEC's website at http://www.sec.gov.  In addition, the proxy statement and the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company's website at www.comstockresources.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of Comstock are "participants" in the solicitation of proxies from stockholders of Comstock in favor of the proposed transactions.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Comstock in connection with the proposed transactions will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about Comstock's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: April 26, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer